Exhibit 5.1

31 October 2019	Our Ref: JT/MK/A3673-S08700

ASLAN Pharmaceuticals Limited

83 Clemenceau Avenue

#12-03 UE Square

Singapore 239920

Dear Sirs

ASLAN Pharmaceuticals Limited

We have acted as Cayman Islands legal advisers to ASLAN Pharmaceuticals Limited (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”), including the base prospectus (the “Base Prospectus”) filed with the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of American Depositary Shares (the “ADSs”) representing the Company’s ordinary shares of a par value of NT$10.00 each (the “Ordinary Shares” and, together with the ADSs, the “Securities”), , with the maximum aggregate public offering price of all such securities to be issued by the Company under the Registration Statement not to exceed $100,000,000, as further described in the Registration Statement. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Walkers (Singapore) Limited Liability Partnership

UEN/Reg. No. T09LL0833E

3 Church Street, 16-02 Samsung Hub, Singapore 049483

T +65 6595 4670 F +65 6595 4671 www.walkersglobal.com

Bermuda* | British Virgin Islands | Cayman Islands | Dubai | Dublin | Guernsey | Hong Kong | Jersey | London | Singapore

*Walkers works in exclusive association with Taylors in Bermuda, a full service commercial law firm providing advice on all aspects of Bermuda law.

WALKERS	Page 2

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.	The authorised share capital of the Company is currently NT$5,000,000,000 divided into 500,000,000 ordinary shares of a nominal or par value of NT$10.00 each.

3.

The issue and allotment of the Ordinary Shares underlying the ADSs pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and when appropriate entries have been made in the Register of Members of the Company, the Ordinary Shares to be issued by the Company will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities”, “Legal Matters” and elsewhere in the Base Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers (Singapore) Limited Liability Partnership

WALKERS (SINGAPORE) LIMITED LIABILITY PARTNERSHIP

WALKERS	Page 3

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 23 June 2014, the Seventh Amended and Restated Memorandum and Articles of Association as adopted on 21 June 2019 (the “Memorandum and Articles”), the Register of Members and Register of Directors of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.	A Certificate of Good Standing dated 29 October 2019 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

3.

Copies of executed minutes of meetings of the Board of Directors of the Company dated, respectively, 10 September 2018, 7 November 2018, 6 January 2019, 26 April 2019, 13 May 2019, 30 September 2019 and 4 October 2019 setting out the resolutions adopted at each such meeting.

4.	A certificate from a director of the Company dated 31 October 2019 (the “Director’s Certificate”).

5.	The Registration Statement.

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SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

3.	The Director’s Certificate is true and correct as of the date hereof.

4.	The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

WALKERS	Page 5

QUALIFICATIONS

1.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.